SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2013 (February 12, 2013)

Horiyoshi Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53976	98-0513655
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3113 S. Grand Avenue Los Angeles, CA 90007 (Address of principal executive offices)
(213) 741-1920
(Registrant’s Telephone Number)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Horiyoshi Worldwide, Inc.

Form 8-K

Current Report

Item 5.02           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 12, 2013, Horiyoshi Worldwide, Inc., a Nevada corporation, (the “Company”) accepted the resignation of Mr. Mitsuo Kojima (“Mr. Kojima”) from his positions of President, CEO, Treasurer and a Director of the Company.

On February 12, 2013, the Company appointed Mr. Kerry Chung (“Mr. Chung”), to serve as the Company’s President, CEO and Treasurer. Mr. Chung has accepted such appointment, and will continue in his current role as a member of the Board of Directors.

The biography for Mr. Chung is set forth below:

Kerry Chung - Mr. Chung has extensive experience in garment manufacturing and operations management that comes from the 10 years he has spent in apparel production in Los Angeles. He graduated with honors from the University of California, San Diego with a B.S. in Management Science and holds an M.B.A. from the University of Southern California where he specialized in Operations Consulting and Finance.

Family Relationships

There are no family relationships between Mr. Chung and any of the Company's other directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   February 21, 2013                                                    HORIYOSHI WORLDWIDE, INC.

By:  /s/ Kerry Chung

Name: Kerry Chung

Title: President